UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Anthony Coelho, a director of AudioEye, Inc. (the “Company”), notified the Company of his decision to resign as a director of the Company, effective on March 3, 2025.

On March 3, 2025, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating and Corporate Governance Committee, filled the vacancy created by Mr. Coelho’s resignation by electing James B. Hawkins as a member of the Company’s Board, to serve until the 2025 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Board has approved the appointment of Mr. Hawkins to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, all effective on March 3, 2025.

From 2004 through July 2018, Mr. Hawkins served as President and CEO of Natus Medical, a global leader in medical devices and software, where he expanded market presence, strengthened the product portfolio, and achieved sustained growth. Previously, he was CEO of Invivo Corporation. Mr. Hawkins currently serves on the boards of OSI Systems, Inc. and Iradimed Corporation. He holds a bachelor’s degree from Santa Clara University and an MBA in finance from San Francisco State University.

There are no arrangements or understandings between Mr. Hawkins and any other person pursuant to which Mr. Hawkins was selected as a director of the Company. There are no family relationships between Mr. Hawkins and any director or executive officer of the Company. Mr. Hawkins is not and has not been a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Hawkins will participate in the Company’s non-employee director compensation arrangements described in the Company’s 2024 Proxy Statement, filed with the Securities and Exchange Commission on April 10, 2024.  In connection with his appointment to the Board, Mr. Hawkins will receive the following equity awards: (i) a pro-rated number of restricted stock units (“RSUs”) for his annual equity award relating to service from March 3, 2025 to May 23, 2025; and (ii) a pro-rated number of RSUs for his quarterly equity award related to his service from March 3, 2025 to March 31, 2025.

Item 7.01	Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the election of Mr. Hawkins as a member of the Company’s Board as described in Item 5.02 above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit

Number   Description

99.1	Press Release of the Company dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 4, 2025	AudioEye, Inc.
(Registrant)

	By	/s/ David Moradi
	Name:	David Moradi
	Title:	Chief Executive Officer